UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

TRIBAL RIDES INTERNATIONAL CORP.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRIBAL RIDES INTERNATIONAL CORP.

530 Technology Drive, Suite 100

Irvine, California 92618

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about September __, 2025 to the holders of record as of the close of business on September 22, 2025, of the common stock of Tribal Rides International Corp., a Nevada corporation (“Tribal”).

The Board of Directors of Tribal and two stockholders holding an aggregate of 270,000,000 shares of common stock issued and outstanding as of September 22, 2025, have approved and consented in writing in lieu of a special meeting of the Board of Directors and a special meeting of the stockholders to the following action:

(1)	The approval of an Amendment to our Articles of Incorporation to change the name of our company to SUPA Consolidated Inc.

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Nevada Revised Statutes (“NRS”) and Tribal’s Articles of Incorporation and Bylaws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of Tribal for a vote. This Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including Regulation 14C.

ACTIONS BY THE BOARD OF DIRECTORS

AND

CONSENTING STOCKHOLDER

GENERAL

Tribal will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Tribal will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Tribal’s common stock.

Tribal will only deliver one Information Statement to multiple security holders sharing an address unless Tribal has received contrary instructions from one or more of the security holders. Upon written or oral request, Tribal will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address: Tribal Rides International Corp., 530 Technology Drive, Suite 100, Irvine, CA 92618, Attn: Adam Clode, Chief Executive Officer. Mr. Code may also be reached by telephone on (949) 880-0900.

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AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

On September 22, 2025, the Board of Directors and the consenting stockholders adopted and approved a resolution to effect an amendment to our Articles of Incorporation to change our name from “Tribal Rides International Corp.” to “SUPA Consolidated Inc.”

Effective Date

Under Rule 14c-2, promulgated pursuant to the Exchange Act, the name change shall be effective twenty (20) days after this Information Statement is mailed to stockholders of Tribal.  We anticipate the effective date to be on or about October __, 2025.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to Tribal’s Bylaws and the Nevada Revised Statutes (“NRS”), a vote by the holders of at least a majority of Tribal’s outstanding capital stock is required to effect the action described herein. Tribal’s Articles of Incorporation, as amended, do not authorize cumulative voting. As of the record date, Tribal had 290,835,500 shares of common stock issued and outstanding. The voting power representing not less than 145,417,751 shares of common stock is required to pass any stockholder resolutions. The consenting stockholders are the record and beneficial owners of 270,000,000 shares of common stock, which represents approximately 92.83% of the issued and outstanding shares of Tribal’s common stock. Pursuant to Chapter 78.320 of the NRS, the consenting stockholders voted, with the Board of Directors, in favor of the actions described herein in a written consent, dated September 22, 2025. No consideration was paid for the consent. The consenting stockholder’s name, affiliation with Tribal, and its beneficial holdings are as follows:

Name	Beneficial Holder and Affiliation	Shares Beneficially Held	Percentage
SUPA Food Services LLC	Greater than 10% holder of common stock	250,000,000 shares	85.96%
Spark Capital Investments LLC	Greater than 10% holder of common stock	20,000,000 shares	6.87%

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

On June 30, 2025, the Company completed the acquisition of all of the membership interests of Supa Food Services LLC (“Supa”), a privately held Nevada limited liability company. In consideration, the Company issued 250,000,000 shares of its common stock to the members of Supa. As a result of the acquisition, Supa became a wholly owned subsidiary of the Company.

Mr. Imran Firoz is the Managing Director of SUPA Food Services LLC, the Company’s majority stockholder. He is also the principal shareholder of Spark Capital Investments LLC.

No officer or director has any substantial interest, direct or indirect, in security holdings or otherwise, in any of the Corporate Actions that is not shared by all of our other stockholders.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS' RIGHTS OF APPRAISAL

None.

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DIRECTORS AND EXECUTIVE OFFICERS

Current Management

The following table sets forth information concerning our executive officers and directors:

Name	Position	Director Since	Age
Executive Officers and Directors
Adam Clode	Chief Executive Officer and Director	February 6, 2025	45
Candice Beaumont	Director	February 6, 2025	51
John McMullen	Director	February 6, 2025	53

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

On February 6, 2025, Messrs. Grimes, Prasad, and Ritacco resigned from the Board of Directors; Mr. Ritacco also resigned as Chief Technology Officer. In connection with the foregoing, the Board appointed Adam Clode as Chief Executive Officer and named Candice Beaumont and John McMullen to the Board in February 2025.

Business Experience of Executive Officers and Directors

The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Adam Clode: Mr. Clode has served as Chief Executive Officer and director of Tribal Rides International Corp. since February 2025. From June 2016 to December 2020, he served as Chief Executive Officer of RotoGro, overseeing global operations with responsibilities that included project delivery, corporate finance, licensing and regulatory matters, mergers and acquisitions, and investor relations.

Mr. Clode holds a Master of International Business (MIBA) from the University of Southern Queensland (2018), a Master of Project Management from the University of Southern Queensland (2009, with Distinction), and a Bachelor of Engineering in Civil Engineering (Honors) from the University of Western Australia (2003, with Honors).

The Board of Directors believes Mr. Clode’s leadership experience in international business operations, corporate finance, mergers and acquisitions and project management provides valuable expertise to the Company as it executes its business strategy.

Candice Beaumont: Ms. Beaumont has served as a director of Tribal Rides International Corp. since [appointment date]. She is currently the Chairman of Salsano Group (since February 2016), a global holding company and conglomerate with significant private equity and venture capital interests, including equity stakes in over 100 companies across various sectors, including real estate, luxury goods, consumer, technology, and media.

Since July 2003, Ms. Beaumont has also served as Chief Investment Officer of L Investments, a single-family office with an endowment-style portfolio consisting of fixed income, public and private equity, and direct investments across all sectors. She oversees capital allocation decisions, acquisitions, risk management, and strategic investments, and serves as Chairperson of the Investment Committee.

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She currently serves on the Board of Directors of Clean Earth Acquisitions Corp. (NASDAQ: CLIN), a special purpose acquisition company (since July 2021), and as an Advisor to Athena Technology Acquisition Corp. (SPAC) (since November 2020).

Ms. Beaumont completed executive education in Global Leadership & Public Policy for the 21st Century at the Harvard Kennedy School in 2015. She earned a Bachelor of Business Administration in International Finance & Marketing from the University of Miami Herbert Business School, graduating first in her class, and she also studied at Rice University. She was captain of the University of Miami Varsity Tennis team, earning Academic All-American honors, and is a former world-ranked professional tennis player.

The Board believes Ms. Beaumont’s extensive experience in private equity, venture capital, global asset allocation, and strategic corporate governance provides valuable insight and leadership to the Company.

John McMullen: Mr. McMullen has served as a director of Tribal Rides International Corp. since February 2025. He is currently Vice President of Operations at Vinanz Ltd. (since January 2025) and Vice President of Operations at The London Bitcoin Company (since January 2025), where he oversees operational strategy and business development in the digital asset sector.

Since April 2016, Mr. McMulen has also served as Chief Executive Officer of Cl3ar, Inc., a technology company based in Toronto, Ontario. From October 2023 to September 2024, he was Chief Information Officer at brandXchange, where he directed technology integration and business operations.

Mr. McMulen holds a Bachelor of Arts in Political Science and Government, with a concentration in Business, from Western University in Canada.

The Board believes that Mr. McMulen’s extensive experience in operations, technology management, and leadership roles across the fintech and blockchain sectors provides the Company with valuable expertise.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system that has requirements that a majority of the board of directors be “independent,” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) named executive officers, executive officers, and directors of the Company as a group as of September 22, 2025. In calculating any percentage in the following table of common stock beneficially owned by one or more people named therein, the following table assumes 290,835,500 shares of common stock outstanding. Unless otherwise further indicated in the following table, the footnotes thereto and/or elsewhere in this report, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless otherwise indicated in the following table and/or the footnotes thereto, the address of our named executive officers and directors in the following tables is 530 Technology Drive, Suite 100, Irvine, CA.

Name and address of beneficial owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Named Executive Officers and Directors
Adam Clode, CEO	-0-		-0-%
Candice Beaumont	-0-		-0-%
John McMullen	-0-		-0-%

Executive Officers, Named Executive Officers, and Directors as a Group (3 Persons)	-0-		-0-%

SUPA Food Services LLC 530 Technology Drive Ste. 100 Irvine, CA 92618	250,000,000	(2)	85.96%
Spark Capital Investments LLC 530 Technology Drive Ste. 100 Irvine, CA 92618	20,000,000		6.87%

_________________

*Less than 1%

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, people share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon the exercise of an option) within 60 days of the date on which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person, as shown in the above table, does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock outstanding on September 22, 2025.

(2)	Imran Firoz is the Managing Director of SUPA Food Services LLC and principal owner of Spark Capital Investments LLC.

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ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements, and other information, including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a website on the Internet (http://www.sec.gov), where reports, proxy statements, and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis, and Retrieval System can be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

Tribal’s Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on August 29, 2025. Current Report on Form 8-K filed with the SEC on September 3, 2025, and Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2025, and filed with the SEC on September 11, 2025, and September 12, 2025, respectively, have been incorporated herein by this reference.

Tribal undertakes to mail to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be considered to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

COMPANY CONTACT INFORMATION

All inquiries regarding Tribal should be addressed to Adam Clode, Chief Executive Officer, at Tribal’s principal executive offices, at Tribal Rides International Corp., 530 Technology Drive, Suite 100, Irvine, California 92618.  Mr. Clode may also be reached by telephone at (949) 880-4900.

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